                                                                    EXHIBIT 99.1

                           SUN HEALTHCARE GROUP, INC.


                        SPECIAL MEETING OF STOCKHOLDERS
                                 JUNE 30, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



    The undersigned hereby appoints ROBERT F. MURPHY and ROBERT D. WOLTIL and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Sun Healthcare Group, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's Rev. Dr. Kay
M. Glaesner, Jr. Training Center, 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, on June 30, 1998 at 10:00 a.m. (Albuquerque time), and at any adjournments or postponements thereof, and authorizes and instructs the proxies to vote in the manner directed below:


1.         On the proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of
           February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997, Amendment No. 3 thereto dated as of November 25, 1997 and
           Amendment No. 4 thereto dated as of April 3, 1998, among the Company, Retirement Care Associates, Inc.
           and Peach Acquisition Corporation, and the transactions contemplated thereby.

           / /  FOR                      / /  AGAINST                      / /  ABSTAIN

2.         On the proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of
           February 17, 1997, as amended by Amendment No. 1 thereto dated as of August 21, 1997, Amendment No. 2 thereto dated as of November 25, 1997 and Amendment No. 3 thereto dated as of April 3, 1998, among the
           Company, Contour Medical, Inc. and Nectarine Acquisition Corporation, and the transactions contemplated thereby.

           / /  FOR                      / /  AGAINST                      / /  ABSTAIN

3.         On the proposal to approve the amendment to the Sun Healthcare Group, Inc. Certificate of
           Incorporation to increase the number of authorized shares of Sun Common Stock.

           / /  FOR                      / /  AGAINST                      / /  ABSTAIN

4.         In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH ABOVE. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 ABOVE.


    A copy of the Notice of Special Meeting of Stockholders dated June 2, 1998 and the Joint Proxy Statement/ Prospectus/Information Statement dated June 2, 1998, has been received by the undersigned.

                                        Dated: ___________________________, 1998
                                        ________________________________________

                                        Signature
                                        ________________________________________

                                        Signature if jointly held (if joint or
                                        common ownership)

                                        Please sign exactly as name or names
                                        appear at left, including the title
                                        "Executor," "Guardian," etc. if the same is indicated. When joint names appear both should sign. If stock is held by a corporation this proxy should be executed by a proper officer thereof, whose title should be given.

          PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED
                          POSTAGE-PAID ENVELOPE TODAY